I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ATOMIC VENTURES CORPORATION., did on January 6, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law od said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 6, 2006.

/s/ DEAN HELLER
DEAN HELLER
Secretary of State

By: /s/ Diana Speltz
Diana Speltz
Certification Clerk

DEAN HELLER Secretary of State		CHARLES E. MCURE Securities Administrator
RENEE L. PARKER Chief Deputy Secretaty of State PAMELA RUCKEL Deputy Secretayfor Southern Nevada	OFFICE OF THE	SCOTT W. ANDERSON Deputy Secretaty for Commercial Recordings
PAMELA RUCKEL Deputy Secretary for Southern Nevada	SECRETARY OF STATE	ELLICK HSU Deputy Secretary for Elections
Certified Copy

January 6, 2006

Job Number: C20060106-1272
 Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages

20060007983-65	Articles of Incorporation	1 Pages/1 Copies

                                           Respectfully,

/s/ Dean Heller

DEAN HELLER
Secretary of State

By: /s/ Diana Speltz

Diana Speltz
Certification Clerk

Commercial Recording Division
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630

        Dean Heller
        Secretary of State
        206 North Carson Street
        Carson City, Nevada 89701-4299
        (775) 684 5708

Entity #
E006072006-3
Document Number
2006007983-65

ARTICLES OF INCORPORATION	Date Filed
(PERSUANT TO NRS 78)	1/6/2006 11:38:33 AM
In the office of
/s/ Dean Heller
Dean Heller
Secretary of state

Important: Read attached instructions before completing form.                                    ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	ATOMIC VENTURES CORPORATION
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)	CSC Services of Nevada, Inc. Name 502 E. John Street Carson City Nevada 89706 Street Address City State Zip Code Optional mailing Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par Value: $ ..001 Number of shares without par value
(number of shares corporationn authorized to issue)
4.	Names &Addresses of Board of Directors/Trustees (attach additional pages oif there is more than 3 directors/trustees)	1. Ken Cabianca Name 211-1455 Bellvue Ave. West Vancouver, BC Canada V7T 1C3 Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	CSC Services of Nevada, Inc. Name 502 E. John Street Carson City Nevada 89706 Street Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: /s/ January 6, 2006 Authorized Signature of R.A. or On Behalf of R.A Company Date

This form must be accompanied by approriate fees. See attached fee schedule.

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF

ATOMIC VENTURES CORPORATION

(Name of Corporation)

FOR THE FILING PERIOD OF JAN, 2006 TO JAN, 2007 Due by Feb 28, 2006

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

CSC SERVICES OF NEVADA, INC.
502 E. JOHN STREET,
CARSON CITY NV 89706

☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION

Important: Read instructions before completing and returning this form.

FILE NUMBER

Entity # E0006072006-3
Document Number: 20060017419-40
Date Filed: 1/11/2006 7:49:33 AM
In the office of
Dean Heller
Secretary of State

THE ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses [illegible] of President, Secretary, Treasurer, or equivalent of and all Directors must be named. [illegible]
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form [illegible]
4. Make your check payable to the Secretary of State. [illegible] To receive a certified copy, enclose an additional $30.00 [illegible]
5. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (775) 684-5708.
6. Form must be in the possession of the Secretary of State on or before the last day of the month following the incorporation/initial registration date. [illegible] required for additional fees and penalties.

FILING FEE: $125.00 LATE PENALTY: $75.00

CHECK ONLY IF APPLICABLE

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)		
Ken Cabianca	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
502 E John St	Carson City	NV	89706
NAME	TITLE(S)		
Ken Cabianca	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
502 E John St	Carson City	NV	89706
NAME	TITLE(S)		
Ken Cabianca	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	St	Zip
502 E John St	Carson City	NV	89706
NAME	TITLE(S)		
Ken Cabianca	DIRECTOR		
ADDRESS	CITY	St	Zip
502 E John St	Carson City	NV	89706

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Signature of Officer [signature] Title President Date 1-10-06

Nevada Secretary of State Form [illegible]
Revised on [illegible]